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                                                                     EXHIBIT 3.3

                                                                          PAGE 1

                               State of Delaware


                       Office of the Secretary of State

                           ________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AUTOLEND GROUP, INC." FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MARCH, A.D. 1997, AT 4.O'CLOCK P.M.




                  [SEAL APPEARS HERE]
                                       /s/ Edward J. Freel
                                       ---------------------------------------
                                       Edward J. Freel, Secretary of State

                                        AUTHENTICATION:   9596469

                                                  DATE:   02-25-99


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                             AUTOLEND GROUP, INC.

                          CERTIFICATE OF DESIGNATION
                   OF RIGHTS, PREFERENCES AND PRIVILEGES OF
                  14% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                  ------------------------------------------


          The undersigned, being the duly appointed Chairman and Chief Executive Officer and the Secretary of AUTOLEND GROUP, INC., a Delaware corporation (the "Corporation"), do hereby certify that the following Certificate of Designation of Rights, Preferences and Privileges of Two Hundred Fifty Thousand (250,000) shares of $.002 par value, 14% Cumulative Convertible Preferred Stock of the Corporation was unanimously adopted and approved by the Board of Directors of the Corporation at duly convened meeting on October 10, 1996.

          The rights, preferences, privileges and other matters relating to the Two Hundred Fifty Thousand (250,000) shares of $.002 par value, 14% Cumulative Convertible Preferred Stock of the Corporation is as follows:

          I.   DESIGNATION. Two Hundred Fifty Thousand (250,000) shares of the
               -----------
authorized Preferred Stock of the Corporation are hereby designated as "14% Cumulative Convertible Preferred Stock, $.002 par value" ("Preferred Stock") with the rights, preferences and privileges specified hereunder.

          II.  DIVIDENDS.
               ---------

               (a) The holders of the outstanding shares of the Preferred Stock shall be entitled to receive as and when declared by the Board of Directors, dividends at an annual rate equal to annual interest of 14% on the Stated Amount. Such dividends shall accrue and be payable on a quarterly basis on March 15, June 15, September 15 and December 15 of each year commencing September 15, 1996 (a "Dividend Payment Date") to the holders of record of the Preferred Stock at the close of business on the fifteenth business day immediately preceding the Dividend Payment Date for which the determination of holders of the Preferred Stock is being made (a "Record Date"). Dividends shall be payable, at the option of the Corporation, in (i) cash; (ii) shares of Common Stock, par value $.002 per share, of the Corporation ("Common Stock"); (iii) shares of Non-Voting Common Stock, par value $.002 per share, of the Corporation ("Non-Voting Common Stock"); (iv) shares of Preferred Stock; or (v) any combination of the foregoing. Common Stock and Non-Voting Common Stock used for the payment of dividends shall be valued on the basis of its Market Price as of the Record Date. Preferred Stock used for the payment of dividends shall be valued on the basis of its Stated Amount. Any dividend or portion thereof that is not paid on the applicable Dividend Payment Date shall accrue and be cumulative from such Dividend Payment Date until the date paid. No interest shall accrue on any unpaid dividend.

               (b) Unless and until all dividends on the outstanding shares of Preferred Stock that shall have accrued and are payable


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as of any date shall have been paid, no dividend or other distribution may be paid on account of any Junior Securities.

          (c) The term "Stated Amount" shall mean One Hundred Dollars ($100) for each share of Preferred Stock. The term "Junior Securities" means the Common Stock, the Non-Voting Common Stock, any securities of the Corporation ranking on a parity with the Common Stock and the Non-Voting Common Stock as to dividend rights and rights on liquidation, winding up and dissolution and any other securities of the Corporation which by their express terms are junior in right of preference or payment to the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution. The term "Market Price" means, as of any day, the average of the high and low sales prices of the Common Stock on such day on the New York Stock Exchange or the American Stock Exchange (or if the Common Stock shall not then be listed on either such exchange, such average on the principal (determined by highest volume averaged for a period of twenty consecutive business days prior to the day as to which "Market Price" is being determined) national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) on which the Common Stock may then be listed) or, if there shall have been no sales on such exchange or exchanges on such day, the averages of the high and low sales prices of the Common Stock on such day on the NASDAQ National Market System or, if the Common Stock are not included on the NASDAQ National Market System, the average of the bid and asked prices at the end of such day or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of the day in the over-the-counter market as reported by NASDAQ, as reported by the National Quotation Bureau, Inc. or any successor organization, in each such case, averaged for a period of 20 consecutive business days prior to the day as to which "Market Price" is being determined.

          III.   VOTING RIGHTS. Except as otherwise required by law, a holder of
                 -------------
Preferred Stock shall not be entitled to vote on any matter upon which a holder of Common Stock or other capital stock of the Corporation is entitled to vote, nor shall a holder of Preferred Stock be entitled to receive notice of any meeting of stockholders of the Corporation in accordance with the By-Laws of the Corporation.

          IV.    CONVERSION.
                 ----------

          (a) The Corporation shall have the right, at its sole option and in its sole discretion, to cause the conversion in whole or in part of the outstanding shares of Preferred Stock (the "Conversion Right"), at any time from and after the date of initial issuance of the Preferred Stock until the Redemption Date, if any, into such number of fully-paid and non-assessable shares of Non-Voting Common Stock (other than fractional shares, which shall be disregarded for all purposes) as shall be determined for each share of Preferred Stock being converted by dividing (i) the sum of the Stated Amount plus all accrued and unpaid dividends by (ii) the Market Price for the Non-Voting Common Stock, or, if there shall

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then be no Market Price for the Non-Voting Common Stock, then the Market Price for the Common Stock determined in accordance with clause (c) of Article II hereof within fifteen (15) days from the date notice of conversion is given in accordance with clause (d) of this Article IV. Under no circumstances shall the holders of the Preferred Stock have the right, at their option, to convert the shares of Preferred Stock held by them into shares of Non-Voting Common Stock or Common Stock.

          (b) In the event of the conversion of only a part of the then outstanding shares of Preferred Stock, the Corporation shall effect such conversion pro rata among the outstanding shares of Preferred Stock based upon the number of shares held by each holder thereof.

          (c) In the event the Corporation shall merge, consolidate or take any other similar action in which the Non-Voting Common Stock shall be exchanged for securities or assets, whether of the Corporation or of another entity, the Preferred Stock shall be convertible into such other securities or assets as if the Preferred Stock had been converted into Non-Voting Common Stock immediately prior to such merger, consolidation or such other similar action.

          (d) If the Corporation exercises its Conversion Right pursuant to clause (a) of this Article IV, all holders of record of shares of Preferred Stock shall be given written notice not less than thirty (30) nor more than sixty (60) days from the date on which the Corporation shall exercise its Conversion Right (the "Conversion Date"). Such notice shall specify the Conversion Date, the number of shares of Non-Voting Common Stock into which each share of Preferred Stock is convertible, and the place designated for exchanging shares of Preferred Stock for shares of Non-Voting Common Stock. On or before the Conversion Date, each holder of preferred Stock shall surrender his certificate or certificates for all such shares to the Corporation or the transfer agent at the place designated in such notice, and thereafter shall receive certificates for the number of shares of Non-Voting Common Stock to which such holder is entitled as determined in accordance with clause (a) of this Article IV. Immediately after the Conversion Date, all certificates representing shares of Preferred Stock and shall be deemed cancelled by the Corporation, and any holder of preferred Stock who fails to deliver his certificate or certificates for Conversion shall be entitled only to receive shares of Non-Voting Common Stock to which such holder would be entitled had delivery of his certificate or certificates been surrendered for conversion on or prior to the Conversion Date.

          (e) The Corporation shall undertake to amend its Certificate of Incorporation, subject to obtaining requisite Stockholder approval, to authorize a class of Non-Voting Common Stock which shall have such characteristics and benefits as are afforded the Common Stock other than the right to vote. In the event the Corporation shall not have authorized a class of Non-Voting Common Stock on or prior to the Conversion Date, the

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Preferred Stock shall be converted into fully-paid and non-assessable shares of
Common Stock in lieu of Non-Voting Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued Non-Voting Common Stock or Common Stock, as the case may be, solely for issuance upon conversion of shares of Preferred Stock as herein provided, such number of shares of Non-Voting Common Stock or Common Stock, as the case may be, as shall be issuable from time to time upon the conversion of all of the shares of Preferred Stock at that time issued and outstanding.

          V.  REDEMPTION.
              ----------

          (a) The Corporation may at any time it may lawfully do so, at its sole option and in its sole discretion, redeem in whole or in part the Preferred Stock by paying in cash therefor a sum equal to the Stated Amount per share of Preferred Stock, together with any declared but unpaid dividends on such shares up to the Redemption Date (such total amounts are hereinafter referred to as the "Redemption Price").

          (b) (i) In the event of any redemption of only a part of the then outstanding Preferred Stock, the Corporation shall effect such redemption pro rata among the outstanding shares of Preferred Stock based upon the number of shares held by each holder thereof.

              (ii) At least thirty (30) days, but no more than sixty (60) days prior to the date fixed for any redemption of the Preferred Stock (the "Redemption Date"), written notice shall be given to each holder of record of the Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (b) (iii) of this Article V, on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation his certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

              (iii) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), shall cease with respect to such shares, and such shares shall not thereafter be transferred on

                                      -4-
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the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of this Company are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          VI.   LIQUIDATION, DISSOLUTION, ETC.  In the event of any liquidation,
                -----------------------------
dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Preferred Stock shall be entitled to receive for each share of Preferred Stock then held, after payment by the Corporation of all sums due creditors, an amount equal to the Stated Amount plus all declared but unpaid dividends before any amount shall be paid to holders of Junior Securities. If the assets and funds thus distributable among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the amount of such stock owned by each such holder. After such payment shall have been made in full to the holders of Preferred Stock, the Preferred Stock shall not be entitled to receive any remaining assets or funds of the Corporation.

          VII.  MISCELLANEOUS.
                -------------

          (a) The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          (b) Whenever holders of Preferred Stock are entitled to receive notice from the Corporation by reason of the terms set forth herein, notice shall be given by first-class mail, postage prepaid to each holder of record at the close of business on the business day next preceding the day on which notice is given, at the address last shown on the records of the Corporation for each holder or given by such holder to the Corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of the Corporation is located.

          (c) Except as may otherwise be required by law, the shares of Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate and in the Certificate of Incorporation.

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          (d)  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (e) If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

          The undersigned Chairman and Chief Executive Officer and the Secretary of AutoLend Group, Inc. hereby make this Certificate, declaring and certifying that this is the duly authorized act and deed of the Corporation and the facts herein stated are true, and accordingly, have hereunto set their hand on this 24/th/ day of March, 1997.

                                        AUTOLEND GROUP, INC.

                                        By: /s/ Nunzio P. DeSantis
                                           -------------------------------
                                           Nunzio P. DeSantis, Chairman
                                             and Chief Executive Officer

Attest:

/s/ E. Gerald Riesenbach
-------------------------------
E. Gerald Riesenbach, Secretary

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